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Exhibit 8.1

July 11, 2013

Integrated Electrical Services, Inc.

5433 Westheimer Road, Suite 500

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Integrated Electrical Services, Inc., a Delaware corporation (“IES”), in connection with the Merger, as defined in the Agreement and Plan of Merger, dated as of March 13, 2013, by and among IES, IES Subsidiary Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of IES (“Merger Sub”), and MISCOR Group, Ltd., an Indiana corporation (“MISCOR”). This opinion is being delivered in connection with, and as of the date of the declaration of the effectiveness by the Securities and Exchange Commission of, the proxy statement/prospectus included in the registration statement on Form S-4 filed by IES with the Securities and Exchange Commission (the “Registration Statement”).

In arriving at the opinion expressed below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness, both initially and continuing as of the effective time of the Merger (the “Effective Time”), of the facts, information, representations, covenants, and agreements contained in the Merger Agreement, the Registration Statement, including the proxy statement/prospectus included therein and the documents incorporated by reference therein, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time, of certain statements and representations made by IES, Merger Sub, and MISCOR. For purposes of rendering our opinion, we have assumed that such statements and representations are, and will continue to be as of the Effective Time, true and correct without regard to any qualification as to knowledge or belief. Our opinion assumes and is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants, and agreements set forth in the documents referred to above and the statements and representation made by IES, Merger Sub, and MISCOR. Any change in the accuracy or completeness of, or any variation or difference in, the facts, information, statements, representations, covenants, and agreements on which our opinion is based could affect our conclusions herein.

Integrated Electrical Services, Inc.

July 11, 2013

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or different interpretations, possibly with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated in the Registration Statement and set forth herein, we hereby confirm our opinion set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger.”

Except as expressly set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Merger or of any transaction related to the Merger or contemplated by the Merger Agreement. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after such time as the Registration Statement is declared effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Andrews Kurth LLP